Exhibit 23.4

DEGOLYER AND MACNAUGHTON

500 | SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

January 4, 2011

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 and Form S-3 of SandRidge Mississippian Trust I and SandRidge Energy, Inc. (SandRidge), to be filed by SandRidge on or about January 5, 2011 (as amended, the “Registration Statement”), including any future amendments thereto, of all references to the name DeGolyer and MacNaughton; to references to DeGolyer and MacNaughton in the Registration Statement, including under the heading “Experts”; and to the inclusion therein of references to our “Appraisal Report as of December 31, 2007 on Certain Properties owned by PetroSource,” “Appraisal Report as of December 31, 2008 on Certain Properties owned by SandRidge Tertiary, LLC,” and “Appraisal Report as of December 31, 2009 on Certain Properties owned by SandRidge Tertiary, LLC,” in SandRidge’s Annual Report on Form 10-K for the year ended December 31, 2009, filed on March 1, 2010, including any amendments thereto.

Very truly yours,

/s/ DeGolyer and MacNaughton

DeGOLYER and MacNAUGHTON
Texas Registered Engineering Firm F-716